EXHIBIT 10.7
RESTRICTED STOCK UNIT AGREEMENT
UNDER THE TIPTREE INC. 2017 OMNIBUS INCENTIVE PLAN

Name of Participant:	[●]
Number of Restricted Stock Units (“RSUs”):	[●]
Number of Matching Restricted Stock Units (“Matching RSUs”):	[●]
Grant Date	[DATE]

This Restricted Stock Unit Agreement (this “Agreement”) is between Tiptree Inc., a Maryland corporation (the “Company”), and the Participant named above.
For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Participant hereby agree as follows:
1.Award of RSUs and Matching RSUs. On the Grant Date, the Company grants to the Participant RSUs and Matching RSUs, on the terms and conditions hereinafter set forth and in accordance with the terms of the Tiptree Inc. 2017 Omnibus Incentive Plan (as it may be amended from time to time, the “Plan”), for that number of shares of the Company’s Common Stock, par value $0.001 per share (“Shares”), indicated above.
2.Vesting. Subject to the terms and conditions of this Agreement, the RSUs and Matching RSUs shall become 100% vested on February 20, 20[●] (the “Vesting Date”), subject to the Participant’s continued service with the Company on the Vesting Date. If on a given year, February 20 is not a Business Day, then the RSUs shall vest on the Business Day immediately prior to February 20 of that year.
For purposes of this Agreement, “service with the Company” means the Participant’s continued service as an employee of, or officer or other service provider with, the Company, any parent or subsidiary of the Company or any other entity that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Company, including Corvid Peak Holdings, L.P. The Participant’s service with the Company shall not be deemed to have terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company regardless of whether pay is suspended during such leave.
For purposes of this Agreement, “Business Day” means any day that is not a Saturday, a Sunday or any other day on which commercial banks generally are required or authorized to be closed by applicable law in New York.

3.Issuance of Shares. The Company shall issue to the Participant within thirty (30) days following the Vesting Date, a number of Shares equal to the number of RSUs and Matching RSUs vesting on the Vesting Date. Such Shares may be delivered to the Participant either by book-entry registration or in the form of a certificate or certificates, registered in the Participant’s name or in the names of the Participant’s legal representatives, beneficiaries or heirs, as applicable. The Participant shall have no further rights with regard to the RSUs and Matching RSUs once the underlying Shares have been delivered to the Participant.
4.Effect of Termination of Employment.
(a)Except as provided in Section 4(b), the Participant’s rights to RSUs and Matching RSUs that are not vested shall be immediately and irrevocably forfeited upon a termination of the Participant’s service with the Company, including the right to receive dividend equivalents as provided in Section 7(b) of this Agreement.
(b)Notwithstanding the foregoing, in the event that a termination of the Participant’s service with the Company occurs:
(i)due to the Participant’s death or due to the Participant’s Disability (as defined below), any unvested RSUs and Matching RSUs shall become vested, and the date of the termination of the Participant’s service under such circumstances shall be the “Vesting Date” for purposes of this Agreement; or
(ii)due to a termination of the Participant’s service by the Company without Cause (as defined below) or as a result of the Participant’s Retirement (as defined below), any unvested RSUs and Matching RSUs shall remain outstanding and shall vest on the Vesting Date in accordance with Section 2. For the avoidance of doubt upon termination of a Participant’s service with the Company due to termination by the Company for Cause, any unvested RSUs and unvested Matching RSUs shall be forfeited.
(c)“Cause” shall mean any one of the following (i) any event constituting “Cause” as defined in any employment agreement or similar agreement, if any, then in effect between the Participant and the Company or any of its Affiliates, (ii) the Participant’s engagement in misconduct which is materially injurious to the Company or any of its Affiliates, (iii) the Participant’s failure to substantially perform his duties to the Company or any of its Affiliates, (iv) the Participant’s repeated dishonesty in the performance of his duties to the Company or any of its Affiliates, (v) the Participant’s commission of an act or acts constituting any (x) fraud against, or misappropriation or embezzlement from the Company or any of its Affiliates, (y) crime involving moral turpitude, or (z) offense that could result in a jail sentence of at least 30 days or (vi) the Participant’s material breach of any confidentiality or non-competition covenant entered into between the Participant and the Company or any of its Affiliates.
(d)RESERVED.
(e)RESERVED.
(f)“Disability” shall have the meaning as defined under the Company’s long-term disability plan or policy that covers the Participant, or, in the event that the Company has no long-term disability plan or policy covering the Participant or such definition does not comply with Section 409A of the Code, “Disability” shall have the same meaning as defined under Section 409A of the Code.
(g)“Retirement” shall mean a termination by the Participant of his or her service with the Company following the Participant’s attainment of age fifty-five (55) but only if the Participant has satisfied the Rule of 65 (defined below), provided that the Participant has delivered a “written notice of termination,” which meets the requirements set forth below, to the Company at least thirty (30) days prior to the scheduled Retirement and otherwise complies with the definition of “Retirement” set forth immediately below. For purposes of this definition, “Retirement” will generally mean that the Participant is not working at all, except for (i) engaging in certain charitable or not-for-profit endeavors, (ii) management of the Participant’s personal investments, or (iii) providing advisory services on a limited basis or serving as a member of the board of directors of a public or private company. For purposes of this definition, “a written notice of termination” shall include, but shall not be limited to, a statement of the Participant’s intention to terminate his or her service with the Company that (x) specifies the Participant’s date of termination, (y) certifies that the Participant will not be employed by or provide services to any entity other than personal services provided to a charitable or non-profit organization, advisory services provided to an individual or entity on a limited basis or service as a member of the board of directors of a public or private company on the terms set forth above (and, if accepting such employment or providing such services, identifying the organization, individual or entity, as applicable, by name and describing the position, duties and/or relationships with such organization, individual or entity, as applicable), and (z) acknowledges the Participant’s agreement to provide other information regarding the Participant's reasons for termination and subsequent business activity upon request of the Company. For purposes of the definition of “Retirement”, “Rule of 65” means that the sum of the Participant’s age and years of combined and continuous service with the Company equals at least sixty-five (65). For purposes of determining the Rule of 65, only full years of service with the Company shall count as years of combined and continuous service.
5.Effect of a Change in Control. In the event of a Change in Control, all unvested RSUs and Matching RSUs that have not been previously forfeited shall immediately vest and the Company shall issue to the Participant on the effective date of the Change in Control a number of Shares equal to the number of RSUs and Matching RSUs vesting on such date.
6.Transfer Restrictions.
(a)Notwithstanding anything to the contrary in this Agreement, the RSUs and Matching RSUs may not be sold, assigned, transferred, pledged, or otherwise encumbered by the Participant.
(b)No transfer by will or the applicable laws of descent and distribution of any Shares which are issuable to the Participant upon settlement of the RSUs and Matching RSUs by reason of the Participant’s death shall be effective to bind the Company unless the Committee administering the Plan shall have been furnished with written notice of such transfer and a copy of the will or such other evidence as the Committee may deem necessary to establish the validity of the transfer.
7.Distributions and Adjustments.
(a)If there is any change in the number or character of the Shares without additional consideration paid to the Company (through any stock dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares or otherwise), other than a dividend in which the RSU and Matching RSUs is credited with dividend equivalent rights pursuant to Section 7(b) below, the Committee administering the Plan shall, in such manner and to such extent (if any) as it deems appropriate and equitable, adjust the number of RSUs and Matching RSUs subject to this Agreement accordingly, in its sole discretion. Any fractional RSU and Matching RSUs resulting from an adjustment under this Section 7(a) shall be rounded down to the nearest whole unit.

(b)RSUs and Matching RSUs shall be credited with dividend equivalents at such times as dividends, whether in the form of cash, Shares, or other property are paid with respect to the Shares. Subject to applicable withholding requirements, any such dividend equivalents shall be paid on the dividend payment date to the Participant as if each RSU and Matching RSUs held by the Participant were an outstanding Share, provided that the Participant is then providing services to the Company.
8.Taxes.
(a)The Participant acknowledges that the Participant shall consult with the Participant’s own tax advisor regarding the federal, state and local tax consequences of the grant of the RSUs and Matching RSUs, payment of dividend equivalents on the RSUs and Matching RSUs, the vesting of the RSUs and issuance of Shares to the Participant in settlement of the RSUs and Matching RSUs and any other matters related to this Agreement. The Participant is relying solely on the Participant’s advisors and not on any statements or representations of the Company or any of its agents. The Participant understands that the Participant is solely responsible for the Participant’s own tax liability that may arise as a result of this grant or any other matters related to this Agreement.
(b)In order to comply with all applicable federal, state or local income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all income and payroll taxes, which are the Participant’s sole and absolute responsibility, are withheld or collected from the Participant at the minimum required withholding rate.
(c)In accordance with the terms of the Plan, and such rules as may be adopted by the Committee administering the Plan, the Participant may elect, on or before the date that the amount of any tax required to be withheld is determined, to satisfy any applicable tax withholding obligations arising from the receipt of, or the lapse of restrictions relating to, the RSUs and Matching RSUs (including property attributable to the RSUs and Matching RSUs described in Section 7(b) above) by:
(i)delivering cash (including check, draft, money order or wire transfer made payable to the order of the Company),
(ii)to the extent permitted by the Committee, in its sole discretion, having the Company withhold a portion of the Shares to be issued to the Participant in settlement of the RSUs and Matching RSUs having a Fair Market Value equal to the minimum tax withholding amount for such taxes (at the time of settlement and/or upon the earlier vesting of the RSUs and Matching RSUs, as applicable), or
(iii)delivering to the Company Shares having a Fair Market Value equal to the minimum tax withholding amount for such taxes. The Company shall not deliver any fractional Share but shall pay, in lieu thereof, the Fair Market Value of such fractional Share.
9.General Provisions.
(a)Interpretations. This Agreement is subject in all respects to the terms of the Plan. A copy of the Plan is available to the Participant upon request. Terms used herein which are defined in the Plan shall have the respective meanings given to such terms in the Plan, unless otherwise defined herein. In the event that any provision of this Agreement is inconsistent with the terms of the Plan, the terms of the Plan shall govern. Any question of administration or interpretation arising under this Agreement shall be determined by the Committee administering the Plan, and such determination shall be final, conclusive and binding upon all parties in interest.

(b)No Right to Continued Service. Nothing in this Agreement or the Plan shall be construed as giving the Participant the right to be retained as an employee, officer or other service provider to the Company. In addition, the Company may at any time dismiss the Participant from service free from any liability or any claim under this Agreement, unless otherwise expressly provided in this Agreement.
(c)Securities Matters. The Company shall not be required to issue or deliver any Shares until the requirements of any federal or state securities or other laws, rules or regulations (including the rules of any securities exchange) as may be determined by the Company to be applicable are satisfied.
(d)Headings. Headings are given to the sections and subsections of this Agreement solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Agreement or any provision hereof.
(e)Saving Clause. If any provision(s) of this Agreement shall be determined to be illegal or unenforceable, such determination shall in no manner affect the legality or enforceability of any other provision hereof.
(f)Section 409A of the Code. This Agreement shall be construed and administered in accordance with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), or an applicable exemption from Code Section 409A. To the extent that any compensation payable under this Agreement constitutes deferred compensation within the meaning of Code Section 409A and the Department of Treasury regulations and other guidance thereunder, (i) any provisions of this Agreement that provide for payment of compensation that is subject to Section 409A and that has payment triggered by the Participant’s separation from service other than on account of the Participant’s death shall be deemed to provide for payment that is triggered only by the Participant’s “separation from service” within the meaning of Treasury Regulation Section §1.409A-1(h) (a “Section 409A Separation from Service”), (ii) if the Participant is a “specified employee” within the meaning of Treasury Regulation Section §1.409A-1(i) on the date of the Participant’s Section 409A Separation from Service (with such status determined by the Company in accordance with rules established by the Company in writing in advance of the “specified employee identification date” that relates to the date of such Section 409A Separation from Service or in the absence of such rules established by the Company, under the default rules for identifying specified employees under Treasury Regulation Section 1.409A-1(i)), such compensation triggered by such Section 409A Separation from Service shall be paid to the Participant six months following the date of such Section 409A Separation from Service (provided, however, that if the Participant dies after the date of such Section 409A Separation from Service, this six month delay shall not apply from and after the date of the Participant’s death); and (iii) to the extent necessary to comply with Code Section 409A, the definition of change in control that applies under Code Section 409A shall apply under this Agreement to the extent that it is more restrictive than the definition of Change in Control that would otherwise apply. The Participant acknowledges and agrees that the Company has made no representation regarding the tax treatment of any payment under this Agreement and, notwithstanding anything else in this Agreement, that the Participant is solely responsible for all taxes due with respect to any payment under this Agreement.
(g)Rights as a Stockholder. The Participant shall have no rights as a stockholder of the Company with respect to any Shares issuable upon the vesting of an RSU until the date that the Shares are issued to the Participant.
(h)Clawback. If the Company’s fiscal year end financials are restated and it is found that the Participant’s misconduct led to the restatement, any unvested RSUs and

Matching RSUs granted hereunder may be forfeited and Shares received by the Participant upon settlement of an RSU or Matching RSU or proceeds received by the Participant upon the sale of Shares received upon settlement of an RSU or Matching RSUs may be recovered in an amount determined by the Committee and to the maximum extent required to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act.
(i)Nature of Payments. This Agreement is in consideration of services performed or to be performed for the Company or any subsidiary, division or business unit of the Company. Any income or gain realized pursuant to this Agreement shall constitute a special incentive payment to the Participant and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company or any subsidiary except as may be determined by the Committee or by the Board or board of directors of the applicable subsidiary.
(j)Governing Law. The internal law, and not the law of conflicts, of the State of Maryland shall govern all questions concerning the validity, construction and effect of this Agreement.
(k)Notices. The Participant shall send all written notices regarding this Agreement or the Plan to the Company at the following address:
Tiptree Inc.
660 Steamboat Road, 2nd Floor
Greenwich, Connecticut 06830
Attn:    General Counsel
Email: legal@tiptreeinc.com

(l)Benefit and Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their respective successors, permitted assigns, and legal representatives. The Company has the right to assign this Agreement, and such assignee shall become entitled to all the rights of the Company hereunder to the extent of such assignment.
**Signature Page Follows**

IN WITNESS WHEREOF, the Company by one of its duly authorized officers has executed this Agreement as of the day and year first above written.
TIPTREE INC.

By:
Name: Jonathan Ilany
Title: Chief Executive Officer
ACKNOWLEDGED AND AGREED

By:
Name: [●]